 As filed with the Securities and Exchange Commission on February 20, 1996.
                                                Registration No. 33-____________

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                    NRP INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                          75-2050538
         --------                                        ---------------
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                        5950 BERKSHIRE LANE, SUITE 1650
                              DALLAS, TEXAS 75225
                                 (214) 361-9870

      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                        -------------------------------

                        NRP INC. 1992 STOCK OPTION PLAN
                                      AND
                        NRP INC. 1995 STOCK OPTION PLAN

                            (Full title of the Plan)

                        -------------------------------

MICHAEL G. SANTRY                      COPY TO:  KENNETH G. HAWARI
CHIEF EXECUTIVE OFFICER                          HUGHES & LUCE, L.L.P.
NRP INC.                                         1717 MAIN STREET, SUITE 2800
5950 BERKSHIRE LANE                              DALLAS, TEXAS  75201
SUITE 1650
DALLAS, TEXAS 75225
(214) 361-9870
(Name, address, and telephone number,
including area code, of agent for service)

                        -------------------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS          AMOUNT           PROPOSED MAXIMUM       PROPOSED MAXIMUM          AMOUNT OF
     OF SECURITIES             TO BE             OFFERING PRICE            AGGREGATE            REGISTRATION
   TO BE REGISTERED        REGISTERED(1)          PER SHARE(3)         OFFERING PRICE(3)            FEE
-------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value          5,410,880(2)          $0.8125 - 8.375        $18,961,340             $6,538.39
-------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the antidilution provisions of the NRP Inc. 1992 and 1995 Stock Option Plans of NRP Inc.
(2) Of such shares, 3,000,000 shares are being registered pursuant to the NRP Inc. 1992 Stock Option Plan, and 2,410,880 shares are being registered pursuant to the 1995 NRP Inc. Stock Option Plan.
(3) Calculated based on 1,140,000 option issued under the 1992 Stock Option Plan at $1.25 per share; 2,410,880 options issued under the 1995 Stock Option Plan at $0.8125 per share; and the remaining 1,860,000 unissued options under the 1992 Stock Option Plan at a price calculated on the basis of the average of the bid and asked price per share of NRP Inc., as reported on NASDAQ on February 16, 1995, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                       Page 1 of 26 sequentially numbered pages.
                                             The Index to Exhibits is on page 8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with this Registration Statement.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by NRP Inc. (the "Company") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the year ended June 30, 1995, which contains audited financial statements of the Company for the fiscal year ended June 30, 1995 (the "1995 Form 10-K").

         (b) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 1995.

         (c) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's registration statement on Form S-1, dated November 1985, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation provides that the Company shall indemnify any director, officer or employee, or former director, officer or employee, of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by Section 145 of the General Delaware Corporation Law (the "GDCL"). GDCL
Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company or corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         The Company's Bylaws further provide that a determination of the minimum standard required for indemnification may be made by either (a) a majority of the directors of the Company (whether or not a quorum) who were not parties to the action, (b) independent legal counsel in a written opinion, or
(c) the Company's stockholders. The Company may advance expenses to the potential indemnitee only if the Company's Board of Directors so authorizes and if the potential indemnitee undertakes in writing to repay the expenses if it is subsequently determined that he is not entitled to indemnification. The indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 8 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in
Item 6, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 16, 1996.

                                        NRP INC.


                                        By: /s/ Michael G. Santry
                                            -----------------------------------
                                            Michael G. Santry, President, Chief
                                            Executive Officer, Chief Financial
                                            Officer and Director

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Michael G. Santry, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated:



             Signature                                   Title                              Date
             ---------                                   -----                              ----
       /s/ Michael G. Santry              President, Chief Executive Officer,        February 16, 1996
       ---------------------              Chief Financial Officer and Director
         Michael G. Santry

     /s/ Jerry L. Sims, Jr.                Secretary, Controller and Director        February 16, 1996
     ------------------------
        Jerry L. Sims, Jr.

     /s/ Patrick V. Stark                               Director                     February 16, 1996
     -------------------------
         Patrick V. Stark

      /s/ Thomas Bijou                                  Director                     February 16, 1996
      -----------------------
           Thomas Bijou

    /s/ Mike Allred                                     Director                     February 16, 1996
    --------------------------
            Mike Allred

     /s/ J. Frank Mermoud                               Director                     February 16, 1996
     ------------------------
         J. Frank Mermoud

                               INDEX TO EXHIBITS


                                                                                              Sequentially
 Exhibit Number                                      Exhibit                                 Numbered Page
------------------------------------------------------------------------------------------------------------
 4.1                        1992 NRP Inc. Stock Option Plan as amended (the "1992
                            Plan")                                                                 11


 4.2                        1995 NRP Inc. Stock Option Plan as amended (the "1995
                            Plan")                                                                 19

 5.1                        Opinion of Hughes & Luce, L.L.P.                                       9


 23.1                       Consent of Hughes & Luce, L.L.P.
                            (Contained in Exhibit 5.1)                                             9

 23.2                       Consent of Price Waterhouse L.L.P.                                     10

 24.1                       Power of Attorney (Contained at page 7)                                --